SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                  June 21, 2006
                               -------------------
                Date of Report (Date of earliest event reported)
                               -------------------

                                  iBASIS, INC.
                              ---------------------
               (Exact Name of Registrant as Specified in Charter)


        DELAWARE                         0-27127                 04-3332534

--------------------------------------------------------------------------------
(State or Other Jurisdiction of        (Commission             (IRS Employer
        Incorporation)                 File Number)          Identification No.)


                     20 Second Avenue, Burlington, MA 01803
            ---------------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 (781) 505-7500
              (Registrant's telephone number, including area code)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[x] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 1.01         Entry Into Material Definitive Agreement

         On June 21, 2006, iBasis, Inc. ("iBasis") entered into a Share Purchase and Sale Agreement (the "Agreement") with KPN Telecom B.V., a private limited liability company organized under the laws of The Netherlands ("KPN"), pursuant to which KPN will acquire that number of newly issued shares (the "Shares") of iBasis common stock, $0.001 par value per share (the "Common Stock"), that shall represent, immediately after issuance, 51% of the issued and outstanding shares of the Common Stock on a fully-diluted basis on the date of closing (the "Closing") of the transactions contemplated by the Agreement (the "Transaction"). In exchange for the issuance of the Shares at the Closing, KPN will (i) pay to iBasis $55,000,000 in cash, (ii) contribute all of the issued and outstanding shares of a newly created subsidiary of KPN, a private limited liability company organized under the laws of The Netherlands with a cash balance of $21,000,000 on its balance sheet at the Closing, and (iii) contribute all of the issued and outstanding shares of a U.S. subsidiary of an affiliate of KPN, which subsidiaries, together, encompass all of KPN's international communications traffic business.

         Following the Closing, iBasis will pay a post-closing dividend to holders of record of its Common Stock as of the end of day immediately prior to the Closing in the aggregate amount of $113 million.

         The Agreement has been approved by the iBasis Board of Directors. The Transaction is subject to, among other things, approval of the issuance of the Shares by the stockholders of iBasis at a special meeting of the iBasis stockholders, the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, and other customary closing conditions. The Agreement includes customary representations, warranties and covenants by each party. The Transaction is expected to be completed before the end of 2006.

         The foregoing description of the Agreement is not complete and is qualified in its entirety by reference to the Agreement.

         In connection with the Transaction, iBasis and KPN issued a joint press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.


Item 3.02         Unregistered Sales of Equity Securities

         Pursuant to the terms of the Agreement, upon the Closing of the Transaction, iBasis will issue the Shares to KPN in exchange for the consideration described in Item 1.01 hereof.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

         In effect at and subject to the Closing of the Transaction, Charles Skibo and David Lee have agreed to resign as directors of iBasis and Eelco Blok and Joost Farwerck, representatives of KPN, will be elected to the Board of Directors.

         Mr. Blok has been a member of the Board of Management of KPN since June 1, 2006 and is responsible for its fixed division. Mr. Blok joined KPN in 1983 and has held various management positions: director of KPN's departments Carrier Services, Corporate Networks, KPN's fixed Net Operator and Corporate Strategy & Innovation. Most recently, Mr. Blok was Chief Operation Officer for the fixed division. Mr. Blok was appointed earlier member of the Board of Management from April till December 2004.

         Mr. Farwerck is currently Director of Segment Wholesale Voiceservices & Operations at KPN since January 1, 2006. Prior to that time, from 2003 to 2005, Mr. Farwerck was Director of KPN's department Carrier Services. Prior to 2003, Mr. Farwerck was secretary of the KPN-board.

Item 9.01.        Financial Statements and Exhibits.

       (c)        Exhibits.

                  Exhibit
                  Number            Description

                  99.1              Joint press release dated June 21, 2006


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 21, 2006                    iBASIS, INC.


                                       By:    /s/ Richard Tennant
                                          --------------------------------------
                                              Senior Vice President, Finance and
                                              Administration
                                              And Chief Financial Officer
                                              (Principal Financial and
                                              Accounting Officer)